SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

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                            FORM 8-A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                      --------------------

       DILLARD'S, INC.
  (Exact name of registrant          DILLARD'S CAPITAL TRUST I
 as specified in its charter)        (Exact name of registrant
           DELAWARE                     as specified in its
  (State of incorporation or           certificate of trust)
        organization)                         DELAWARE
          73-0388071                  (State of incorporation
       (I.R.S. Employer                   or organization)
     Identification No.)                 TO BE APPLIED FOR
      1600 Cantrell Road                  I.R.S. Employer
   Little Rock, Arkansas                Identification No.)
(Address of Principal Executive                 72201
    Office of Registrants)                   (Zip Code)

If this Form relates to the If this Form relates to the registration of a class of registration of a class of
debt    securities   and    is     debt  securities  and  is   to
effective upon filing pursuant     become               effective
to     General     Instruction     simultaneously    with     the
A(c)(1),   please  check   the     effectiveness of a  concurrent
following box.                     registration  statement  under
                                   the  Securities  Act  of  1933
                                   pursuant      to       General
                                   Instruction  A(c)(2),   please
                                   check the following box.


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so       Name of each exchange on which
registered                         each class is to be registered


Capital Securities (and the        New York Stock Exchange, Inc.
Guarantee with respect
thereto)

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Securities to be registered pursuant to Section 12(g) of the Act:

                              None
                       -----------------
                        (Title of class)


         INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM   1.   DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

     The classes of securities registered hereby consist of (i) the Capital Securities (the "Capital Securities") representing undivided beneficial ownership interests in the assets of Dillard's Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and (ii) the Guarantee with respect thereto (the "Guarantee") by Dillard's, Inc.

     For a description of the Capital Securities and the Guarantee, reference is made to the information set forth under the headings "Description of Capital Securities" and "Description of Guarantees" in the prospectus relating to the Capital
Securities and the Guarantee contained in the Registration Statement on Form S-3 (Registration Nos. 333-59183 and 333-59183-
01) filed with the Securities and Exchange Commission (the "Commission") on July 16, 1998 under the Securities Act of 1933, as amended (the "Act") and Preeffective Amendment No. 1 to the Registration Statement on Form S-3 filed with the Commission on July 24, 1998 (the Registration Statement, as amended, the "Registration Statement"), and the information set forth under the headings "Description of Capital Securities" and "Description of Guarantee" in a prospectus supplement to be filed with the Commission. The above mentioned descriptions contained in the Registration Statement and the prospectus are incorporated herein by reference. Definitive copies of the prospectus supplement describing the Capital Securities and the Guarantee will be filed pursuant to Rule 424(b) under the Act with the Commission and shall be incorporated herein by reference.

ITEM 2.   EXHIBITS.

2.1       Registration Statement (see Item 1 above).

2.2       Certificate of Trust of the Trust dated July  15,
          1998 of (incorporated by reference to Exhibit 4-a to the Registration Statement).

2.3       Trust  Agreement  of the Trust  (incorporated  by
          reference   to   Exhibit  4-h   to   the   Registration
          Statement).

2.4 Form of Amended and Restated Trust Agreement of the Trust to be used in connection with the issuance of the Capital Securities (incorporated by reference to Exhibit 4-m to the Registration Statement).

2.5       Form of Capital Securities Guarantee (incorporated
          by   reference  to  Exhibit  4-u  to  the  Registration
          Statement).

2.6       Form of Subordinated Indenture between Dillard's,
          Inc.   and   The  Chase  Manhattan  Bank,  as   trustee
          (incorporated by reference to Exhibit 4-r to the Registration Statement).

2.7       Form   of  Capital  Security  (incorporated   by
          reference   to   Exhibit  4-s   to   the   Registration
          Statement).

2.8       Form  of Subordinated Debenture (incorporated  by
          reference   to   Exhibit  4-t   to   the   Registration
          Statement).

                           SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 5, 1998

                              DILLARD'S CAPITAL TRUST I

                              By: DILLARD'S, INC.


                              By: /s/ James I. Freeman
                                   Name: James I. Freeman
                                   Title: Senior Vice President and
                                          Chief Financial Officer

                              DILLARD'S, INC.


                              By: /s/ James I. Freeman
                                   Name: James I. Freeman
                                   Title: Senior Vice President and
                                          Chief Financial Officer